UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2009

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 1, 2009, General Motors Corporation (“GM”) and certain U.S. affiliates filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. GM and its worldwide subsidiaries taken together are among the largest clients of The Interpublic Group of Companies, Inc. (the “Company”) and its subsidiaries. Based on the information the Company has reviewed concerning the reorganization proceedings, the Company believes that its maximum potential exposure for accounts receivable and expenditures billable to clients as a result of the current proceedings is $50 million. GM’s subsidiaries outside the United States have not commenced bankruptcy or similar proceedings, and if they did so the Company’s potential exposure could increase.

The statements above are forward-looking statements and are subject to significant risks and uncertainties, particularly concerning the conduct and outcome of the GM proceedings. The Company’s evaluation of its potential exposure could change as the proceedings unfold and as it has more information, and it does not assume any duty to update these disclosures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: June 5, 2009	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary

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